FS-6
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                                    CONECTIV
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (Dollars in Thousands, Unaudited)


                                                                              Six Months Ended
                                                                                  June 30,
                                                                        ---------------------------
                                                                          1999              1998
CASH FLOWS FROM OPERATING ACTIVITIES                                    ---------------------------
    Net income                                                          $ 80,054          $ 35,366
    Adjustments to reconcile net income to
     net cash provided by operating activities:
       Depreciation and amortization                                     145,824           117,573
       Allowance for equity funds used during construction                (1,134)           (1,116)
       Investment tax credit adjustments, net                             (2,547)           (2,125)
       Deferred income taxes, net                                         (4,289)           (3,090)
       Net change in:
         Accounts receivable                                              13,978           (17,940)
         Inventories                                                       8,487            16,480
         Prepaid New Jersey sales and excise taxes                       (20,156)          (62,207)
         Accounts payable                                                (25,797)            6,234
         Other current assets & liabilities (1)                           16,407             1,747
    Other, net                                                            (8,913)            8,343
                                                                      ----------          --------
    Net cash provided by operating activities                            201,914            99,265
                                                                      ----------          --------

CASH FLOWS FROM INVESTING ACTIVITIES
    Acquisition of businesses, net of cash acquired                      (14,704)            8,938
    Capital expenditures                                                (134,219)          (71,023)
    Investments in partnerships                                          (21,116)          (10,530)
    Deposits to nuclear decommissioning trust funds                       (5,341)           (5,344)
    Decrease in bond proceeds held in trust funds                         11,536                 -
    Decrease in investment in leveraged leases                             5,930             6,532
    Other, net                                                             1,336             1,403
                                                                      ----------          --------
    Net cash used by investing activities                               (156,578)          (70,024)
                                                                      ----------          --------

CASH FLOWS FROM FINANCING ACTIVITIES
    Common dividends paid                                                (87,518)          (65,966)
    Long-term debt issued                                                250,000            33,000
    Common stock issued                                                        -                63
    Long-term debt redeemed                                              (80,805)         (193,336)
    Common stock purchased                                              (358,943)           (2,028)
    Principal portion of capital lease payments                          (10,650)           (7,711)
    Net change in short-term debt                                        223,947           240,884
    Cost of issuances and refinancings                                    (2,818)             (492)
                                                                      ----------          --------
    Net cash used by financing activities                                (66,787)            4,414
                                                                      ----------          --------
    Net change in cash and cash equivalents                              (21,451)           33,655
    Cash and cash equivalents at beginning of period                      65,884            35,339
                                                                      ----------          --------
    Cash and cash equivalents at end of period                          $ 44,433          $ 68,994
                                                                      ==========          ========


(1)  Other than debt and deferred income taxes classified as current.
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